Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of North Atlantic Drilling Ltd. of our report dated October 26, 2012, except for the stock split described in Note 1 as to which the date is November 30, 2012, relating to the financial statements of North Atlantic Drilling Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AS

Stavanger, Norway

December 11, 2012